Exhibit 23.2





     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in this Prospectus Supplement of Alabama Power Series EE Senior Insured Quarterly Notes due January 15, 2036 comprising part of the Registration Statement (No. 333-126348) of our report dated March 11, 2005 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.


     /s/PricewaterhouseCoopers

     PricewaterhouseCoopers
     Chartered Accountants

     Hamilton, Bermuda
     January 10, 2006